      As filed with the Securities and Exchange Commission on April 1, 1998
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  --------------------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               OCEAN ENERGY, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                             72-1277752
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                 1201 Louisiana
                                   Suite 1400
                              Houston, Texas 77002
          (Address, including zip code ,of Principal Executive Offices)

                               OCEAN ENERGY, INC.
                            LONG-TERM INCENTIVE PLAN
                           FOR NONEXECUTIVE EMPLOYEES
                            (Full title of the plan)


                                ROBERT K. REEVES
                           EXECUTIVE VICE PRESIDENT ,
                          GENERAL COUNSEL AND SECRETARY
                                 1201 LOUISIANA
                                   SUITE 1400
                              HOUSTON, TEXAS 77002
                                 (713) 654-9110
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  --------------------------------------------

                                    copy to:

                              JAMES M. PRINCE, ESQ.
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002

                  --------------------------------------------


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                                                        Proposed
                                                                         Proposed       Maximum
                                                                         Maximum        Aggregate
             Title of Securities                    Amount to be      Offering Price    Offering        Amount of
               to be Registered                     Registered(1)        Per Share        Price      Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share(2)        1,596,000 Shares      $ 23.41 (3)   $37,356,375(3)  $11,020.14 (3)
----------------------------------------------------------------------------------------------------------------------


(1) The number of Shares of Common Stock registered herein is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Includes associated Rights to purchase shares of the Registrant's Series A Junior Participating Preferred Stock. The Rights are not currently separable from the shares of Common Stock and are not currently exercisable.
(3) Estimated solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of a share of the Company's Common Stock on the New York Stock Exchange on March 30, 1998 pursuant to Rule 457(h).

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 is being filed solely to register additional securities. In accordance with General Instruction E of Form S-8, the registrant hereby incorporates by reference the contents of the registrant's registration statement on Form S-8 (No. 33-97154), filed with the Securities and Exchange Commission on September 21, 1995, relating to the Ocean Energy, Inc. Long-Term Incentive Plan for Nonexecutive Employees (formerly the Flores & Rucks, Inc. Long-Term Incentive Plan for Nonexecutive Employees).

ITEM 8.  EXHIBITS

Exhibit
Number        Description
------        -----------

   *5.1 Opinion of Andrews & Kurth L.L.P. as to the legality of the shares being registered.

  *23.1       Consent of Arthur Andersen L.L.P.

   23.2 Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1).

  *23.3       Consent of Netherland, Sewell & Associates, Inc.

   24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

   99.1 Ocean Energy, Inc. Long-Term Incentive Plan for Non-Executive Employees, as amended (filed as Exhibit 99.1 to the Company's Registration Statement on Form S-8 (Reg No. 33-97154) filed with the Commission on September 21, 1995, and incorporated herein by reference).

  *99.2 Second Amendment to the Ocean Energy, Inc. Long-Term Incentive Plan for Nonexecutive Employees, dated March 27, 1998.
--------
* Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of April, 1998.

                                      OCEAN ENERGY, INC.

                                      By:     /s/ JAMES C. FLORES
                                          --------------------------------------
                                          James C. Flores
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Ocean Energy, Inc. (the "Company") hereby constitutes and appoints Jonathan M. Clarkson and Robert K. Reeves, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power to act without the other and with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same, as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 1st day of April, 1998.


              Signature                             Title
              ---------                             -----


  /s/ JOHN B. BROCK                  Chairman of the Board of Directors
--------------------------------
    John B. Brock


 /s/ JAMES C. FLORES                 President, Chief Executive Officer
--------------------------------     and Director (Principal
   James C. Flores                   Executive Officer)



 /s/ JAMES L. DUNLAP                 Vice Chairman of the Board of Directors
--------------------------------     and Director
   James L. Dunlap


 /s/ ROBERT L. BELK                  Executive Vice President - Administration
--------------------------------     and Director
   Robert L. Belk


 /s/ THOMAS D. CLARK                 Director
--------------------------------
   Thomas D. Clark


--------------------------------     Director
   Lodwrick M. Cook

--------------------------------     Director
   Robert L. Howard


--------------------------------     Director
   Elvis L. Mason


 /s/ CHARLES F. MITCHELL             Director
--------------------------------
   Charles F. Mitchell


--------------------------------     Director
   James L. Murdy


--------------------------------     Director
   David K. Newbigging


 /s/ WILLIAM W. RUCKS, IV            Director
--------------------------------
    William W. Rucks, IV


--------------------------------     Director
   Matthew R. Simmons


 /s/ MILTON J. WOMACK                Director
--------------------------------
   Milton J. Womack


 /s/ JONATHAN M. CLARKSON            Executive Vice President - Chief Financial
--------------------------------     Officer
   Jonathan M. Clarkson              (Principal Financial Officer)


 /s/ CHRISTOPHER E. CRAGG            Vice President and Controller
--------------------------------     (Principal Accounting Officer)
   Christopher E. Cragg

                                INDEX TO EXHIBITS

       Number          Description
       ------          -----------
         *5.1         Opinion of Andrews & Kurth L.L.P. as to the legality of
                      the shares being registered.

        *23.1         Consent of Arthur Andersen L.L.P.

         23.2 Consent of Andrews & Kurth L.L.P. (included in the opinion filed as Exhibit 5.1).

        *23.3         Consent of Netherland, Sewell & Associates, Inc.

         24.1 Power of Attorney (set forth on the signature page contained in Part II of this Registration Statement).

         99.1         Ocean Energy, Inc. Long-Term Incentive Plan for
                      Non-Executive Employees, as amended (filed as Exhibit 99.1 to the Company's Registration Statement on Form S-8 (Reg
                      No. 33-97154) filed with the Commission on September 21,
                      1995, and incorporated herein by reference).

        *99.2         Second Amendment to the Ocean Energy, Inc. Long-Term
                      Incentive Plan for Nonexecutive Employees, dated March 27,
                      1998.

----------
* Filed herewith.